Exhibit 99.1

OPNET Announces Financial Results for Fourth Quarter of Fiscal 2012

June Dividend Increased to $0.15 Per Share

BETHESDA, MD—May 14, 2012—OPNET Technologies, Inc. (NASDAQ: OPNT), the leading provider of solutions for application and network performance management, today announced that revenue for the fourth fiscal quarter, ended March 31, 2012, was $44.6 million, compared to $41.1 million for the same quarter in the prior fiscal year. Diluted earnings per share for the fourth quarter of fiscal 2012 were $0.18, compared to $0.17 for the same quarter in the prior fiscal year. The Company also announced today a quarterly dividend of $0.15 per share payable on June 28, 2012 to stockholders of record as of the close of business on June 14, 2012. The $0.15 dividend represents one quarter of the Company’s fiscal 2013 annual dividend target of $0.60 per share. During fiscal 2012, the Company paid aggregate quarterly dividends of $0.48 per share and a one-time special dividend of $0.85 per share.

Marc A. Cohen, OPNET’s Chairman and CEO, stated, “While we are disappointed that we did not achieve our revenue guidance for the quarter, we are pleased to report that $2.2 million of the $2.4 million in delayed March deals discussed during our last conference call have been closed. Our application performance management (APM) products continue to drive our business. APM product bookings accounted for 78% of our total product bookings during the March quarter, and grew 37% from the same quarter last fiscal year. The growth in demand for our APM products, together with strong maintenance renewal bookings, allowed us to end the quarter with record deferred revenue of $54.9 million.”

Mr. Cohen continued, “Fiscal 2012 was a significant year of growth. APM product sales accounted for 76% of our total product bookings during the year, and increased 32% over fiscal 2011. Strong demand for our APM products during fiscal 2012 enabled us to grow product revenue year-over-year by 18.5%, and increase operating income year-over-year by 48.4%. We believe that demand for our APM products is being driven both by superior analytics and by our end-to-end solutions that span applications, systems, and networks within a broad range of deployment scenarios, including public and private clouds. We believe that these competitive advantages will generate sustained growth in product revenue and profitability over the long term. We believe in the strength of our business and the opportunities in front of us, which is also reflected by the increase in our quarterly dividend.”

The Company’s fourth quarter fiscal 2012 financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement table following the text of the press release. For further information, please refer to the section of the press release titled “Use of Non-GAAP Measures.”

GAAP Financial Highlights for the Fourth Quarter of Fiscal 2012:

•

Total revenue increased year-over-year 8.4% to $44.6 million from $41.1 million for the same quarter of fiscal 2011. Total revenue for the quarter decreased sequentially 3.1% from $46.0 million for the third quarter of fiscal 2012.

•

Product revenue decreased year-over-year by 1.0% to $21.4 million from $21.6 million for the same quarter of fiscal 2011. Product revenue for the quarter decreased sequentially 12.5% from $24.4 million for the third quarter of fiscal 2012.

•

Deferred revenue increased year-over-year by 15.5% to $54.9 million from $47.5 million at the end of the same quarter of fiscal 2011. Deferred revenue for the quarter increased sequentially 10.2% from $49.8 million at the end of the third quarter of fiscal 2012.

•	Gross margin decreased year-over-year to 76.8% from 79.1% for the same quarter of fiscal 2011. Gross margin decreased sequentially from 77.3% in the third quarter of fiscal 2012.

•	Operating margin decreased year-over-year to 13.6% from 15.2% for the same quarter of fiscal 2011. Operating margin decreased sequentially from 18.0% in the third quarter of fiscal 2012.

•

Diluted earnings per share increased year-over-year to $0.18 from $0.17 for the same quarter of fiscal 2011. Diluted earnings per share decreased sequentially from $0.23 in the third quarter of fiscal 2012.

Non-GAAP Financial Highlights for the Fourth Quarter of Fiscal 2012:

•	Non-GAAP gross margin decreased year-over-year to 78.1% from 80.5% for the same quarter of fiscal 2011. Non-GAAP gross margin decreased sequentially from 78.6% in the third quarter of fiscal 2012.

•

Non-GAAP operating margin decreased year-over-year to 16.8% from 17.8% for the same quarter of fiscal 2011. Non-GAAP operating margin decreased sequentially from 20.8% in the third quarter of fiscal 2012.

•

Non-GAAP earnings per share increased year-over-year to $0.21 from $0.20 for the same quarter of fiscal 2011. Non-GAAP earnings per share decreased sequentially from $0.26 in the third quarter of fiscal 2012.

First Quarter Fiscal Year 2013 Financial Outlook

OPNET currently expects fiscal 2013 first quarter GAAP revenue to be between $42.5 million and $45.0 million, GAAP diluted earnings per share to be between $0.13 and $0.19, and non-GAAP diluted earnings per share to be between $0.16 and $0.23. The non-GAAP diluted earnings per share expectation excludes approximately $795,000 of expense for the quarter associated with stock-based compensation expense, amortization of acquired intangible assets, and the related impact of these adjustments on the provision for income taxes. These estimates represent management’s current expectations about the Company’s future financial performance, based on information available at this time.

OPNET will hold an investor conference call on Monday, May 14, 2012 at 6:00 pm Eastern Time to review financial results for the fourth quarter of fiscal 2012.

To listen to the OPNET investor conference call:

•	Call 877-377-7550 in the U.S. or 408-337-0151 for international callers, or

•	Use the webcast at www.opnet.com/news. Investors are advised to go to the web site at least 15 minutes early to register, download, and install any necessary audio software.

To listen to the archived call:

•

Call the replay phone number at 855-859-2056 or 404-537-3406 for international callers. For replay, enter passcode # 72917244. The replay will be available from 9:00 pm Eastern Time May 14, 2012 through 11:59 pm Eastern Time May 21, 2012.

•	The webcast will be available at www.opnet.com/news. The webcast will be archived for seven days.

Use of Non-GAAP Measures

OPNET uses a variety of financial measures that are not in accordance with generally accepted accounting principles, or GAAP, as supplemental measures to GAAP to evaluate its operational performance. These financial measures, which include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per common share, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is also included below. Non-GAAP gross margin is non-GAAP gross profit expressed as a percentage of GAAP total revenue. Non-GAAP operating margin is non-GAAP operating income expressed as a percentage of GAAP total revenue.

Management uses non-GAAP financial measures (a) to evaluate OPNET’s historical and prospective financial performance as well as its performance relative to its competitors, and (b) to measure operational profitability and the accuracy of forecasting. In addition, many financial analysts who follow OPNET focus on and publish both historical results and future projections based on non-GAAP financial measures. OPNET believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of OPNET’s competitors and may not be directly comparable to similarly titled measures of OPNET’s competitors due to potential differences in the exact method of calculation. OPNET compensates for these limitations by using these non-GAAP financial measures only as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments we use to derive these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Amortization of intangibles and its related tax impact. OPNET incurs amortization of intangibles related to various acquisitions it has made in recent years. This amortization is included in the following line items of its GAAP statement of operations presentation:

•	cost of revenue — amortization of acquired technology and customer relationships

•	operating expenses — research and development

Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per common share when it evaluates the continuing operational performance of OPNET because these costs are fixed at the time of an acquisition, are then amortized over a period of three to five years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of OPNET during the applicable time period after a given acquisition.

Stock-based compensation expense and its related tax impact. OPNET incurs expense related to stock-based compensation, which is included in the following line items of its GAAP statement of operations presentation:

•	cost of revenue — product updates, technical support and services

•	cost of revenue — professional services

•	operating expenses — research and development

•	operating expenses — sales and marketing

•	operating expenses — general and administrative

Although stock-based compensation is an expense of OPNET and is viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per common share when it evaluates the continuing operational performance of OPNET. Specifically, OPNET excludes stock-based compensation during its quarterly and annual assessments of OPNET’s and management’s performance. In evaluating the performance of senior management, stock-based compensation is excluded from expenditure and profitability results.

Diluted weighted average common shares outstanding. Non-GAAP diluted net income per common share reflects the elimination of amortization of intangibles, stock-based compensation expense and the related tax impacts, all as discussed above. In addition, in cases in which the non-GAAP net income changes from negative to positive when compared to the GAAP net income, or vice versa, the non-GAAP per-share calculation also gives effect to an adjustment to the number of diluted weighted average common shares outstanding reflecting the application of the treasury method and the fact that shares previously considered anti-dilutive would now be considered dilutive, or vice versa.

About OPNET Technologies, Inc.

Founded in 1986, OPNET Technologies, Inc. (NASDAQ:OPNT) is the leading provider of solutions for application and network performance management. For more information about OPNET and its products, visit www.opnet.com.

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OPNET, OPNET Technologies, Inc., AppMapper Xpert, AppResponse Xpert, and AppInternals Xpert are trademarks of OPNET Technologies, Inc. All other trademarks are the property of their respective owners.

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. OPNET Technologies, Inc.

(“OPNET”) assumes no obligation to update such statements. Forward-looking statements, including statements regarding our competitive position and our ability to sustain growth in product revenue and profitability in the future and statements concerning expected revenue and diluted net income per common share and Non-GAAP diluted net income per common share for the first quarter of fiscal 2013, are predictions based upon information available to OPNET as of the date of this press release and involve risks and uncertainties; therefore, actual events or results may differ materially. Factors that may cause OPNET’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” in OPNET’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, as filed with the Securities and Exchange Commission on June 3, 2011, as updated from time to time in subsequent SEC filings. The risk factors set forth in the Company’s Form 10-K under the caption “Risk Factors,” as updated from time to time in subsequent SEC filings, are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: The word OPNET is spelled with all upper-case letters.

OPNET Media Contact:	OPNET Investor Relations:
Sue Cole	Mel Wesley
OPNET Technologies, Inc.	OPNET Technologies, Inc.
(919) 461-2445	(240) 497-3000
Media@opnet.com	ir@opnet.com
www.opnet.com	www.opnet.com

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2012	2011	2012	2011

Revenue:
Product	$21,366	$21,570	$85,820	$72,392
Product updates, technical support, and services	16,445	14,112	62,299	53,392
Professional services	6,752	5,423	24,599	22,202

Total revenue	44,563	41,105	172,718	147,986

Cost of revenue:
Product	3,459	2,621	14,177	9,293
Product updates, technical support, and services	1,607	1,433	5,922	5,260
Professional services	4,713	3,997	16,407	16,183
Amortization of acquired technology and customer relationships	548	539	2,159	2,050

Total cost of revenue	10,327	8,590	38,665	32,786

Gross profit	34,236	32,515	134,053	115,200

Operating expenses:
Research and development	10,176	9,320	37,781	34,718
Sales and marketing	14,420	13,616	55,413	48,733
General and administrative	3,577	3,340	12,948	12,947

Total operating expenses	28,173	26,276	106,142	96,398

Income from operations	6,063	6,239	27,911	18,802
Interest and other expense, net	(23)	(66)	(87)	(151)

Income before provision for income taxes	6,040	6,173	27,824	18,651
Provision for income taxes	2,005	2,350	9,491	6,250

Net income	$4,035	$3,823	$18,333	$12,401

Basic net income per common share	$0.18	$0.17	$0.81	$0.57

Diluted net income per common share	$0.18	$0.17	$0.80	$0.55

Basic weighted average common shares outstanding	22,347	21,929	22,220	21,429

Diluted weighted average common shares outstanding	22,741	22,507	22,675	22,130

OPNET TECHNOLOGIES, INC.

RECONCILIATION OF NON-GAAP RESULTS TO GAAP RESULTS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,				Three Months Ended December 31,
	2012		2011		2011

GAAP gross profit	$34,236		$32,515		$35,568
Stock-based compensation expense included in cost of revenue	37		22		27
Amortization of intangibles included in cost of revenue	547		540		536

Non-GAAP gross profit	$34,820		$33,077		$36,131

GAAP income from operations	$6,063		$6,239		$8,292
Stock-based compensation expense — total (included in cost of revenue and in operating expenses)	844		533		699
Amortization of intangibles — total (included in cost of revenue and in research and development expenses)	573		565		561

Non-GAAP income from operations	$7,480		$7,337		$9,552

GAAP net income	$4,035		$3,823		$5,323
Stock-based compensation expense — total	844		533		699
Amortization of intangibles — total	573		565		561
Provision for income tax	(553	) (1)	(439	) (2)	(492	) (1)

Non-GAAP net income	$4,899		$4,482		$6,091

Diluted net income per common share:
GAAP	$0.18		$0.17		$0.23

Non-GAAP	$0.21		$0.20		$0.26

Diluted weighted average common shares outstanding
GAAP	22,741		22,507		22,304

Non-GAAP	22,741		22,507		22,304

(1)	Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 39% based on projected taxable income.
(2)	Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 40% based on actual taxable income.

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	March 31,	March 31,
	2012	2011
ASSETS

Current assets:
Cash and cash equivalents	$72,357	$83,296
Marketable securities	38,975	31,432
Accounts receivable, net	40,787	32,597
Unbilled accounts receivable	1,864	1,915
Inventory	1,704	666
Deferred income taxes, prepaid expenses and other current assets	5,084	4,289

Total current assets	160,771	154,195

Property and equipment, net	13,936	12,701
Intangible assets, net	2,970	4,507
Goodwill	15,406	15,406
Deferred income taxes and other assets	5,182	5,014

Total assets	$198,265	$191,823

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,175	$1,247
Accrued liabilities	17,717	14,698
Other income taxes	754	186
Deferred rent	222	182
Deferred revenue	47,909	42,282

Total current liabilities	67,777	58,595

Accrued liabilities	9	107
Deferred rent	2,745	2,422
Deferred revenue	6,950	5,215
Other income taxes	790	661

Total liabilities	78,271	67,000

Stockholders’ equity:
Common stock	30	30
Additional paid-in capital	129,439	121,230
Retained earnings	13,748	25,348
Accumulated other comprehensive loss	(995)	(649)
Treasury stock, at cost	(22,228)	(21,136)

Total stockholders’ equity	119,994	124,823

Total liabilities and stockholders’ equity	$198,265	$191,823